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                                                                 DRAFT  12/08/99

                                TABLE OF CONTENTS

SECTION                                                                 PAGE NO.

Additional Definitions .......................................................2
Distribution Activities - Authority ..........................................3
Distribution Activities - Appointment ........................................4
Distribution Activities - Duties .............................................4
Limitations on Authority .....................................................5
Sales Agreements .............................................................6
Forms, Applications, and Licensing............................................7
Marketing Materials ..........................................................8
Payment of Expenses ..........................................................9
The Distributor's Compensation ..............................................11
Representations and Warranties ..............................................13
Indemnification .............................................................14
Records .....................................................................19
Investigations and Proceedings ..............................................19
Term and Termination ........................................................19
Rights Upon Termination .....................................................21
Independent Contractor ......................................................22
Notices .....................................................................22
Arbitration .................................................................23
Confidentiality .............................................................23
Severability ................................................................24
Choice of Law ...............................................................24
No Waiver ...................................................................25
Agreement Non-Assignable ....................................................25
Schedules ...................................................................25
Headings ....................................................................25
Entire Agreement ............................................................25


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                             DISTRIBUTION AGREEMENT

AGREEMENT made as of the            day of                 1999, by and between
Allmerica Financial Life Insurance and Annuity Company, a Delaware insurance company ("AFLIAC"), First Allmerica Financial Life Insurance Company, a Massachusetts insurance company ("FAFLIC" and, together with AFLIAC, collectively, the "Insurance Companies"), Allmerica Investments, Inc., a Massachusetts corporation (the "Underwriter") and First Union Securities, Inc., a Delaware corporation (the "Distributor"), on its own behalf and on behalf of the individuals and entities listed on Schedule 1 to this Agreement (the "Distributor Agency Affiliates"), as such Schedule may be amended from time to time in accordance with this Agreement.

                                    RECITALS:

WHEREAS, the Insurance Companies propose to issue certain variable annuity contracts and variable life insurance policies; and

WHEREAS, certain of the variable annuity contracts and variable life insurance policies to be issued by the Insurance Companies (the "Private Placements") may be offered and sold in reliance upon exemptions from the registration requirements of the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act"), while certain other variable annuity contracts and variable life insurance policies to be issued by the Insurance Companies may be offered and sold pursuant to Registration Statements (the "Registered Products") and their related Prospectuses filed with and declared effective by the Securities and Exchange Commission (the "Commission") under the provisions of the 1933 Act and the 1940 Act (collectively, the "Private Placements" and the "Registered Products" are referred to as the "Variable Products") (Variable Products are identified in Schedule 2 to this Agreement, as such Schedule may be amended from time to time); and

WHEREAS, the Distributor is registered as a broker-dealer with the Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") that engages in the distribution of variable annuity contracts and variable life insurance products; and

WHEREAS, the Insurance Companies and the Underwriter desire to retain the Distributor to distribute the Variable Products through registered broker-dealers ("Broker-Dealers") and their registered representatives ("Representatives"); and

WHEREAS, the Distributor desires to be retained by the Insurance Companies and the Underwriter to distribute the Variable Products on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:


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1.       ADDITIONAL DEFINITIONS

         (a) AFFILIATE -- With respect to a person, any other person controlling, controlled by, or under common control with, such person.

         (b) APPLICATIONS -- The forms used by a prospective purchaser to apply for a variable life insurance policy or a variable annuity contract.

         (c)      CONTRACTS -- The variable annuity contracts set forth in
                  Schedule 2 to this Agreement, as such Schedule may be amended from time to time in accordance with this Agreement.

         (d) FUNDS -- The funds set forth in Schedule 4 to this Agreement, as such Schedule may be amended from time to time in accordance with this Agreement, through which benefits provided by the Variable Products are to be funded.

         (e) FUND PROSPECTUS -- At any time while this Agreement is in effect, the prospectus and statement of additional information for each Fund most recently filed with the Commission pursuant to Rule 497 under the 1933 Act.

         (f) FUND REGISTRATION STATEMENT -- At any time while this Agreement is in effect, the currently effective registration statement filed with the Commission under the 1933 Act, or currently effective post-effective amendment thereto, for shares of each Fund.

         (g)      POLICIES -- The variable life insurance policies set forth in
                  Schedule 2 to this Agreement, as such Schedule may be amended from time to time in accordance with this Agreement.

         (h)      PORTFOLIOS -- The underlying Fund portfolios, set forth in
                  Schedule 4 to this Agreement, as such Schedule may be amended from time to time in accordance with this Agreement.

         (i) PREMIUM -- A payment made under a Policy by an applicant or purchaser.

         (j)      PRIVATE PLACEMENT GUIDELINES -- The guidelines set forth in
                  Schedule 3 to this Agreement, as such Schedule may be amended from time to time in accordance with this Agreement.

         (k) PRIVATE PLACEMENT MEMORANDUM -- The document through which the Insurance Companies offer Private Placements. (For purposes of
                  Section 12 of this Agreement, however, the term "any Private Placement Memorandum" means any document which is or at any time was a Private Placement Memorandum within the meaning of this Section 1(k)).


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         (l)      PRIVATE PLACEMENTS -- Contracts and Policies being offered and sold in reliance upon exemptions from the registration requirements of the 1933 Act and the 1940 Act for non-public offerings.

         (m) PROSPECTUS -- The prospectus, if any, included within a Registration Statement or, if more recent, the prospectus filed pursuant to Rule 497 under the 1933 Act. (For purposes of Section 12 of this Agreement, however, the term "any Prospectus" means any document which is or at any time was a Prospectus within the meaning of this Section 1(m)).

         (n) PURCHASE PAYMENT -- A payment made under a Contract by an applicant or purchaser.

         (o) REGISTRATION STATEMENT -- At any time while this Agreement is in effect, each currently effective registration statement, or currently effective post-effective amendment thereto, relating to the Contracts or Policies, including financial statements included in, and all exhibits to, that registration statement or post-effective amendment. (For purposes of Section 12 of this Agreement, however, the term "Registration Statement" means any document which is or at any time was a Registration Statement within the meaning of this Section 1(o)).

         (p) REGULATIONS -- The rules and regulations promulgated by the Commission under the 1933 Act, the 1934 Act and the 1940 Act as in effect at the time this Agreement is executed or thereafter promulgated.

         (q) VARIABLE ACCOUNTS -- Separate accounts established pursuant to Delaware state insurance law (in the case of AFLIAC) or Massachusetts state insurance law (in the case of FAFLIC) supporting the Variable Products specified in Schedule 2 as in effect at the time this Agreement is executed, or as such Schedule may be amended from time to time in accordance with this Agreement.

2.       DISTRIBUTION ACTIVITIES -- AUTHORITY

          (a) The Insurance Companies and the Underwriter authorize the Distributor, and the Distributor accepts the authority, to act as a distributor of the Variable Products, subject to any applicable requirements of the 1933 Act and the 1940 Act.

                  The Insurance Companies hereby authorize the Distributor to recommend to the Insurance Companies persons that may be authorized to engage in solicitation activities with respect to the Variable Products, including the recruitment and appointment of Broker-Dealers and Representatives who, in turn, may be authorized to engage in solicitation activities involving the solicitation of Applications, Premiums and Purchase Payments directly from prospective purchasers.


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                  The Insurance Companies shall have the right to reject any such recommendation, but shall not do so unreasonably, and shall notify the Distributor of any such rejection.

         (b) The Distributor shall enter into separate written "Sales Agreements" with Broker-Dealers for distribution of the Variable Products. These Sales Agreements will be in a form mutually agreeable to the parties to this Agreement. The standard form of Sales Agreement to be used on the effective date of this Agreement is set forth in Schedule 5 to this Agreement.

         (c) Nothing in this Agreement precludes additional mutually agreeable distribution and compensation arrangements among the parties to this Agreement, including ones that may have compensation arrangements that reward the Insurance Companies for identifying and recruiting new Broker-Dealers to sell the Variable Products, for identifying potential purchasers of the Variable Products, or for providing superior support under this Agreement.

3.       DISTRIBUTION ACTIVITIES -- APPOINTMENT

         (a) Where required by applicable state insurance law, the Insurance Companies hereby appoint the Distributor as their agent under that state insurance law to represent the Insurance Companies in the distribution activities contemplated by this Agreement. The Insurance Companies and the Underwriter hereby authorize the Distributor under applicable securities laws to engage in the activities contemplated by this Agreement relating to the distribution of the Variable Products.

         (b) In states where the Distributor is not licensed as an insurance agent and applicable state insurance law requires that the Distributor be so licensed, the Insurance Companies hereby appoint each Distributor Agency Affiliate listed on
                  Schedule 1 to this Agreement (as that Schedule may be amended from time to time by the Distributor when required by applicable state insurance law to reflect changes in the licensing status of the Distributor or the Distributor Agency Affiliates) as their agent under applicable state insurance laws to represent the Insurance Companies in the distribution activities contemplated by this Agreement.

4.       DISTRIBUTION ACTIVITIES -- DUTIES

         (a) The Distributor shall use its best efforts to market the Variable Products through Broker-Dealers and Representatives in accordance with the terms and conditions of this Agreement, subject to applicable material market and regulatory conditions.


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                  In addition, the Distributor (both on its own behalf and on behalf of the Distributor Agency Affiliates) undertakes to use its best efforts to recruit Broker-Dealers in accordance with
                  Section 3 of this Agreement, consistent with market conditions and in compliance with its responsibilities under the federal securities laws and NASD rules and regulations.

         (b) The Distributor shall assist and provide information to Broker-Dealers and their Representatives in connection with the sale and servicing of Variable Products.

         (c) Under no circumstances shall the Insurance Companies or the Underwriter be responsible under this Agreement for any failure by Broker-Dealers or their Representatives to comply with applicable law.

         (d) Under no circumstances shall the Distributor be responsible under this Agreement for any failure by Broker-Dealers or their Representatives to comply with applicable law. Notwithstanding the foregoing, the Distributor agrees to indemnify the Insurance Companies and the Underwriter for any such failure to comply with applicable law, as provided in
                  Section 12(a)(1)(viii) of this Agreement.

         (e) Under no circumstances shall the Distributor be responsible under this Agreement for any failure by the Insurance Companies or the Underwriter to comply with applicable law.

         (f) Under no circumstances shall the Insurance Companies or the Underwriter be responsible under this Agreement for any failure by the Distributor to comply with applicable law.

5.       LIMITATIONS ON AUTHORITY

         (a) The Distributor shall not have the authority, and shall not grant authority to Broker-Dealers or their Representatives, on behalf of the Insurance Companies:

                  (1) to make, alter or discharge any Variable Product or other contract entered into pursuant to a Variable Product;

                  (2)        to waive any Variable Product forfeiture provision;


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                  (3)        to extend the time of paying any Purchase Payments,
                             or Premiums due under the Variable Products; and

                  (4) to receive any monies, Purchase Payments or Premiums (except for the sole purpose of forwarding monies, Purchase Payments or Premiums to the appropriate Insurance Company).

         (b) The Distributor shall not expend, nor contract for the expenditure of, funds of the Insurance Companies.

         (c) The Distributor shall not possess or exercise any authority on behalf of the Insurance Companies other than that expressly conferred on the Distributor by this Agreement.

6.       SALES AGREEMENTS

         (a) The Distributor shall not enter into any Sales Agreement with a Broker-Dealer relating to the distribution of any Variable Product, unless that Sales Agreement (i) is substantially identical to the form of Sales Agreement mutually agreed to by the parties to this Agreement (the standard form of Sales Agreement in use on the effective date of this Agreement is set forth in Schedule 5 hereto) or (ii) is approved by the appropriate Insurance Company, provided that the approval of the Insurance Company shall be deemed to have been given if no written objection to the Sales Agreement has been delivered by the Insurance Company to the Distributor within five (5) business days after being provided by facsimile or express courier with a copy of the proposed Sales Agreement.

         (b) The Distributor shall provide to the appropriate Insurance Company a copy of each Sales Agreement entered into by the Distributor and a Broker-Dealer within five (5) business days following execution thereof.

         (c) The Insurance Companies agree to appoint Representatives of Broker-Dealers as life insurance agents of the Insurance Companies to the extent that such Representatives satisfy the licensing and qualification requirements of applicable state insurance laws, as well as the Insurance Companies' own standards applicable to life insurance agents. The Insurance Companies reserve the right, which right shall not be exercised unreasonably, to refuse to appoint any Representative as their life insurance agent. The Companies reserve the right to terminate immediately the appointment of any Representative as its life insurance agent if such Representative fails to maintain his or her registration, license or qualifications under federal and state securities laws, as well as applicable state insurance laws, is subject to disciplinary action by any governmental authority or self-regulatory organization, fails to meet minimum sales requirements established from time to time by the Insurance Companies, or fails, in the reasonable view of the Insurance Companies, to satisfy appropriate industry


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                  standards. The Insurance Companies shall promptly notify the
                  Distributor and the Broker-Dealer with which the Representative is affiliated of their intent to terminate a Representative and the reasons for such termination.

         (d) AFLIAC and FAFLIC, as appropriate, will pay the initial and renewal fees for agent appointments by the respective company of the Distributor, duly licensed Distributor Agency Affiliates and Broker-Dealers and their Representatives; PROVIDED, HOWEVER, that the Insurance Companies reserve the right to refuse to pay renewal fees for Representatives not meeting such minimal sales requirements as may be established from time to time by the Insurance Companies.

7.       FORMS, APPLICATIONS, AND LICENSING

         (a) The Insurance Companies, or their agent, shall forward to the Distributor, Applications, other administrative forms, and any amendments or supplements to the foregoing, necessary to carry out the Distributor's distribution authority and responsibilities with respect to the Variable Products.

         (b) The Insurance Companies shall obtain all requisite regulatory approvals of the Variable Products and shall comply with all applicable laws, rules, regulations and orders of any governmental authority relating to the issuance or sale of the Variable Products.

         (c) All Premiums and Purchase Payments paid by check or money order that are collected by the Distributor or any Broker-Dealer or Representative shall be remitted promptly, and in any event not later than two business days, in full, together with Applications, forms, and any other required documentation, to the appropriate Insurance Company. Checks or money orders in payment of Premiums and Purchase Payments shall be drawn to the order of AFLIAC or FAFLIC, as appropriate. If any Premium or Purchase Payment is held at any time by the Distributor, Broker-Dealers, Representatives, agents, or any affiliates, the Distributor, the Broker-Dealers, the Representatives, the agents or the affiliates shall hold that Premium or Purchase Payment in a fiduciary capacity. All Premiums and Purchase Payments whether by check, money order or wire, shall be the property of the appropriate Insurance Company.

         (d) The Distributor acknowledges that the Insurance Companies shall have the unconditional right to reject, in whole or in part, any Application. The Insurance Companies shall return any monies received by them or from an applicant or purchaser whose Application has been rejected. The Insurance Companies shall notify the Distributor in writing one business day prior to taking any action to return any such monies, which notice shall identify, if applicable, the Representative who submitted the rejected Application.


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         (e)      If a purchaser rescinds a Variable Product or exercises its
                  "free look right" under a Variable Product, any refund of Premiums or Purchase Payments due as provided in that Variable Product, shall be made by the issuing Insurance Company to the purchaser. The Insurance Companies shall notify the Distributor in writing one business day prior to taking any action to refund any such Premiums or Purchase Payments, which notice shall identify, if applicable the Broker-Dealer or the Representative through which the Variable Product had been purchased.

                  If a purchaser rescinds a Variable Product or exercises its "free look" under a Variable Product, the Distributor will pay to AFLIAC or FAFLIC, whichever is the issuing Insurance Company, within five (5) business days of a written request for repayment, the amount of any commission or other compensation the Distributor or a Distributor Agency affiliate received on the Premiums or Purchase Payments returned.

         (f) The Distributor agrees to maintain all registrations, licenses, and qualifications under federal and state securities laws that are applicable to its activities and those of its registered representatives in connection with the performance of this Agreement. The Distributor also agrees to maintain all registrations, licenses, and qualifications under state insurance laws that are applicable to the activities of the Distributor, the Distributor Agency Affiliates and their agents and registered representatives in performing this Agreement.

         (g) The Distributor agrees to notify the Insurance Companies within three (3) business days of obtaining actual knowledge of any changes in the registrations, licenses, or qualifications of the Distributor, the Distributor Agency Affiliates, or the agents or registered representatives of the Distributor or Distributor Agency Affiliates that would adversely affect its performance of this Agreement.

         (h) The Insurance Companies agree to obtain and maintain all registrations, licenses, qualifications and approvals under federal securities laws and state blue sky and insurance laws in connection with qualifying the Variable Products for sale.

         (i) The Insurance Companies agree to notify the Distributor within three (3) business days of obtaining actual knowledge of any changes in the registrations, licenses, qualifications, or approvals of the Variable Products that would adversely affect the offering of the Variable Products.

8.       MARKETING MATERIALS

         Except as otherwise agreed to by the Insurance Companies and the Distributor, the Distributor shall be responsible for the design, the cost of the design work and the printing costs of all promotional, sales and advertising material relating to the Variable Products.


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         Prior to use with any member of the public, the Distributor shall provide to the Insurance Companies copies of all promotional, sales and advertising material developed by the Distributor for the Insurance Companies' review and written approval. Upon receipt of such material from the Distributor, the Insurance Companies shall be given a reasonable amount of time to complete their review. The Insurance Companies will respond on a prompt and timely basis in approving any such material. Failure to respond shall not relieve the Distributor of the obligation to obtain the prior written approval of the Insurance Companies.

         The Insurance Companies shall be responsible for filing, as required, all promotional, sales or advertising material related to the Variable Products with the NASD and any federal and state securities, governmental or regulatory agencies. The Insurance Companies shall also be responsible for filing, as required, such material with any state insurance department.

9.       PAYMENT OF EXPENSES

         (a) The Distributor will pay the following expenses related to its distribution and other services contemplated by this
                  Agreement:

                  (i) all commissions and other compensation payable to Broker-Dealers and their Representatives, related to the sale and servicing of the Variable Products, as provided in the Sales Agreement between the Distributor and the Broker-Dealer;

                  (ii) the compensation, if any, of the Distributor's employees, agents and registered representatives;

                  (iii) expenses associated with the licensing and appointment, if any, and training of the Distributor's employees, agents and representatives involved in the distribution activities contemplated by this Agreement;

                  (iv) expenses for design, development and printing of (1) marketing kits and Variable Product Prospectus covers in a design which is agreed upon by the Insurance Companies and the Distributor, which meet regulatory requirements as determined by the Insurance Companies, and which are provided to the Insurance Companies in a camera-ready format, and (2) promotional and advertising materials;

                  (v) to the extent not paid by a Fund, the cost and expenses for design, development and printing of the Fund Prospectuses and semi-annual and annual reports;

                  (vi) the cost and expenses of printing Variable Product Prospectuses, which Prospectuses will each contain a copy of each Fund Prospectus;


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                  (vii)    the cost and expense for design, development and
                           printing of Policy and Contract semi-annual and annual reports;

                  (viii) the cost and expense of the mailing of any promotional and advertising material and marketing kits in connection with the distribution of the Policies and Contracts;

                  (ix) fulfillment of marketing materials and forms (not including Applications and other insurance forms) to Broker-Dealers;

                  (x) any additions, inserts, or packaging enhancements to the Insurance Companies' basic "Welcome Package";

                  (xi) expenses associated with telecommunications with the Insurance Companies at the sites of the Distributor or the Distributor Agency Affiliates, including site installations and purchases, leases or rentals of modems, terminals and other hardware, and lease line telephone charges; and

                  (xii) any other expenses incurred by the Distributor or the Distributor Agency Affiliates for the purpose of carrying out the obligations of the Distributor hereunder.

         (b) The Insurance Companies will pay all expenses in connection with:

                  (i) the preparation and filing with appropriate governmental or regulatory agencies of the Registration Statements and each preliminary Prospectus and definitive Prospectus;

                  (ii) the preparation and issuance of the Policies and Contracts, including the Companies' basic "Welcome Package" (any additions, inserts, or packaging enhancements to the Companies' "Welcome Package" shall be at the expense of the Distributor, as set forth in
                          Section 9(a)(x) above);

                  (iii) any authorization, registration, qualification or approval of the Policies and Contracts required under the securities, blue-sky laws or insurance laws of any state;

                  (iv) registration fees for the Policies and Contracts payable to the Commission, the NASD or any other governmental or regulatory agency;

                  (v) the mailing of Prospectuses and any supplements thereto, as required by federal securities laws, and periodic reports relating to the Variable Accounts to Policy and Contract owners;


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                  (vi)    the preparation and printing of administrative forms
                          utilized in connection with the distribution of the Policies and Contracts, including but not limited to the form of Application;

                  (vii) the preparation of Policies and Contract owner lists for the purposes of proxy solicitations;

                  (viii) compensation payable to the Distributor, as provided in Section 10 hereof; and

                  (ix) any other expenses related to the distribution of Policies and contracts except those set forth in
                          Section 9(a) and except as provided in Section 9(c).

          (c) The Insurance Companies alone shall be responsible for and bear the cost of administration of the Contracts following their issuance, including all Policy and Contract owner service and communication activities, but the Distributor shall be responsible for answering inquiries from Broker-Dealers or Representatives regarding the investment performance of the Policies and Contracts, as permitted by applicable law.

         (d) The Insurance Companies, as agent for the Underwriter, will confirm to each applicant for and owner of a Policy or Contract in accordance with Rule 10b-10 under the 1934 Act their acceptance of Premiums and Purchase Payments and such other transactions as are required by Rule 10b-10 or administrative interpretations thereunder and in accordance with Release 8389 under the 1934 Act.

10.      THE DISTRIBUTOR'S COMPENSATION

         (a) In consideration for the services rendered by the Distributor pursuant to this Agreement, the Insurance Companies shall pay the Distributor the compensation set forth in Schedule 6 to this Agreement. Schedule 6 and/ or Schedule 2 may be modified at any time, and from time to time, by adding or deleting Policies or Contracts and changing the compensation payable for those Policies and Contracts, provided that any such modifications are mutually agreed upon by both the Insurance Companies and the Distributor, in writing, and signed by both parties. Modifications to the Variable Products listed in
                  Schedule 2 and the compensation described in Schedule 6 may be requested by the Insurance Companies in the event that pricing objectives are not achieved due to adverse experience or the failure to meet the Insurance Companies' sales forecasts, and the Distributor's consent shall not be unreasonably withheld. Any such modification shall apply only to Policies and Contracts applied for after the effective date of each such modification.


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         (b)      In the event a Variable Product terminates within twelve (12)
                  months of the date of issue, the Insurance Companies reserve the right to recover: (1) one hundred percent (100%) of the compensation paid to the Distributor respecting the sale of the Variable Product if that Variable Product terminates for reasons other than death during the first twelve (12) months following issue; (2) seventy five percent (75%) of the compensation paid to the Distributor if a Variable Product terminates for reasons other than death during the second twelve (12) months following issue; (3) fifty percent (50%) of the compensation paid to the Distributor if a Variable Product terminates for reasons other than death during the third twelve (12) months following issue; (4) twenty five percent (25%) of the compensation paid to the Distributor if a Variable Product terminates for reasons other than death during the fourth twelve (12) months following issue; and (5) nothing from the Distributor (i.e., no charge back) if the Variable Product terminates thereafter. However, notwithstanding any other provision of this Agreement, if termination of a Variable Product at any time is due to the willful or negligent wrongful actions or representations of the Distributor, a Broker-Dealer or any Representative, the Insurance Companies reserve the right to recover one hundred percent (100%) of the compensation paid to the Distributor respecting the sale of the Variable Product.

                  In the event a Variable Product owner makes a withdrawal from or partially surrenders a Variable Product within forty-eight
                  (48) months following its date of issue, the charge back rules described in the first paragraph of this Section 10(b) shall apply, except that the amount of the charge back shall be pro-rated. Any such pro-rated charge back shall be determined in accordance with the following formula:

                  Charge Back =  Charge Back Percentage* x  Withdrawal Amount
                                                            -----------------
                                                             Variable Product
                                                                Cash Value**

                  *100% year one; 75% year two; 50% year three; 25% year four

                  ** determined as of the date of the withdrawal

                  With respect to any other Variable Product terminations or withdrawals, the Insurance Companies shall have no right to recover any portion of the compensation paid to the Distributor. In no event shall the Insurance Companies have the right to recover any portion of any compensation received by the Distributor as a basis point charge against investment values under the Policies and Contracts. The Insurance Companies shall have the right to set off any amounts owed by the Distributor under this Section 10(b) against any amounts owed by the Insurance Companies to the Distributor.


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11.      REPRESENTATIONS AND WARRANTIES

         (a)      BY THE DISTRIBUTOR

                  The Distributor represents and warrants to, and covenants with, the Insurance Companies as follows:

                  (1) The Distributor has taken all actions necessary including without limitation, those necessary under its articles of incorporation, by-laws and applicable state corporate law, to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereunder.

                  (2) Prior to the sale of any Variable Product hereunder, the Distributor will be, and shall thereafter remain during the term of this Agreement, registered as a broker-dealer under the 1934 Act, a member in good standing of the NASD, and duly registered under applicable state securities laws.

                  (3) Prior to the sale of any Variable Product hereunder, the Distributor will be, and shall thereafter remain during the term of this Agreement, in compliance with the eligibility requirements for certain affiliated persons and underwriters found in Section 9(a) of the 1940 Act.

                  (4) Prior to the sale of any Variable Product hereunder, the Distributor and each Distributor Agency Affiliate and their employees, agents and registered representatives will have all necessary state insurance licenses and other regulatory approvals to perform the services required by this Agreement and the Distributor will notify the Insurance Companies and the Underwriter within three business days of obtaining actual knowledge of any change in the status of such licenses or regulatory approvals.

                  (5) While this Agreement remains in force and at any time following termination of this Agreement for any reason, the Distributor and the Distributor Agency Affiliates agree that they will not take any action designed or calculated to result in the transfer, exchange or replacement of any Policy or Contract.

         (b)      BY THE INSURANCE COMPANIES AND THE UNDERWRITER

                  The Insurance Companies and the Underwriter represent and warrant to, and covenant with, the Distributor, as follows:

                  (1) All necessary regulatory approvals and licenses from any state or federal governmental body having jurisdiction over the Insurance Companies, the Underwriter or the Variable Products have been obtained, and the Insurance Companies will notify the Distributor within one business day of obtaining actual knowledge of any change in the status of any approvals or licenses related to the marketing, sale or distribution of the Variable Products.

                  (2) The Insurance Companies and the Underwriter have taken all actions necessary including, without limitation, those necessary under their articles of incorporation, bylaws and applicable state corporate law, to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereunder.

                  (3) The Insurance Companies and the Underwriter are and shall remain during the term of this Agreement in compliance with the eligibility requirements for certain affiliated persons and underwriters found in
                           Section 9(a) of the 1940 Act.

12.      INDEMNIFICATION

         (a)      BY THE DISTRIBUTOR

                  (1) The Distributor agrees to indemnify and hold harmless the Insurance Companies, each Affiliate of the Insurance Companies and the Underwriter and each of their directors, officers, employees or agents and each person, if any, who controls the Insurance Companies or the Underwriter within the meaning of the federal securities laws (collectively, the "Indemnified Parties" for purposes of this Section 12
                           (a)) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the offer or sale of the Variable Products or the operation of the Variable Accounts and:

                           (i)      arise out of, or are based upon,
                                    violation(s) by the Distributor of federal or state securities law(s) or regulation(s), applicable banking law(s) or regulation(s), insurance law(s) or regulation(s) or any rule or requirement of the NASD; or

                           (ii) arise out of, or are based upon, any tortious conduct (including oral or written misrepresentation), or any unlawful sales practices concerning the Variable Products by the Distributor; or

                           (iii) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any advertising, sales literature, or other promotional material designed, developed, and produced by the Distributor and used by it in the distribution of the Variable Products; PROVIDED THAT the Distributor shall not be liable in any such case to the extent that such losses, claims, damages, liabilities or expenses arises out of, or are based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished in writing to the Distributor by the Insurance Companies or the Underwriter specifically for use in the preparation of any such promotional material; or

                           (iv) arise out of, or are based upon, claims by Broker-Dealers, Representatives or employees, agents or registered representatives of the Distributor for commissions or other compensation or remuneration of any type; or

                           (v) arise as a result of any failure on the part of the Distributor, a Broker-Dealer or a Representative to submit Premiums, Purchase Payments, or Applications to the Insurance Companies, or to submit the correct amount of a Premium or Purchase Payment, on a timely basis and in accordance with this Agreement, subject to applicable law; or

                           (vi) arise as a result of any failure on the part of the Distributor, a Broker-Dealer or a Representative to deliver the Variable Products to purchasers thereof on a timely basis; PROVIDED THAT the Distributor shall not be liable in any such case to the extent that such losses, claims, damages, liabilities or expenses arise as a result of any failure on the part of the issuing Insurance Company to perform its obligations under this Agreement on a timely basis; or

                           (vii) arise as a result of a material breach by the Distributor of any provisions of this Agreement; or

                           (viii)   arise as a result of actions of a
                                    Broker-Dealer or its Representatives;

                           as limited by and in accordance with the provisions of Sections 12(a)(2) and 12 (a)(3) hereof.

                  (2) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation ("Losses" for purposes of this Section 12 (a)(2)) incurred or assessed against an Indemnified Party that may arise from any Indemnified Party's willful misfeasance or bad faith. The Distributor's liability for Losses in the event of its breach of this Agreement shall be limited to that portion of Losses caused by its breach, and the Distributor shall not be liable for that portion of Losses caused by breach of this Agreement by an Indemnified Party or from any act or omission by an Indemnified Party.

                  (3) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless that Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon that Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Distributor of its obligations hereunder except to the extent that the Distributor has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor shall be entitled to participate, at its own expense, in the defense of the action. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; PROVIDED, HOWEVER, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Distributor, the Distributor shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Distributor be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Distributor to the Indemnified Party of the Distributor's election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by the party independently in connection with the defense thereof other than reasonable costs of investigation.

                  (4) The Indemnified Parties will notify the Distributor within a reasonable time, not to exceed five (5) business days, of the receipt of service of process in any litigation or proceedings against them in connection with the offer or sale of the Variable Products or the operation of the Variable Accounts.

         (b)      BY THE INSURANCE COMPANIES AND THE UNDERWRITER

                  (1) The Insurance Companies and the Underwriter agree, jointly and severally, to indemnify and hold harmless the Distributor and each director, officer, employee or agent of the Distributor, and each person, if any, who controls the Distributor within the meaning of the federal securities laws (collectively, the "Indemnified Parties" for purposes of this Section 12(b)) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Companies and the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the offer or sale of the Variable Products or the operation of the Variable Accounts and:

                           (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, contained in any: (A) Registration Statement or Prospectus; (B) blue-sky application or other document executed by the Insurance Companies specifically for the purpose of exempting the Private Placements from, or qualifying any or all of the Registered Products for sale under, the securities laws of any jurisdiction; or (C) information furnished in writing to the Distributor specifically for the purpose of being included in any advertising, sales literature, or other promotional material to be used in connection with the distribution of the Variable Products; PROVIDED THAT neither the Insurance Companies nor the Underwriter shall be liable in any such case to the extent that such losses, claims, damages, liabilities or expenses arise out of, or are based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon information furnished in writing to the Insurance Companies by the Distributor specifically for use in the preparation of any such document, application, or promotional material; or

                           (ii) result because of the provisions of any Variable Product or because of any material breach by the Insurance Companies or the Underwriter of any provision of this Agreement or of any Variable Product or which result from any wrongful activities of the Insurance Companies' or the Underwriter's officers, directors, employees or agents or their wrongful failure to take any action in connection with the sale, processing or administration of the Variable Products including, without limitation, obtaining auditors' reports, computing accurate separate account and/or underlying fund performance data, preparation and timely filing and delivery, as required, of annual and semiannual reports and reports on Form NSAR and the timely payment of all state and federal registration fees; as limited by and in accordance with the provisions of Sections 12 (b)(1) and 12
                                    (b)(2) hereof.

                  (2) Neither the Insurance Companies nor the Underwriter shall be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation ("Losses" for purposes of this Section 12 (b)(2)) incurred or assessed against an Indemnified Party that may arise from any Indemnified Party's willful misfeasance or bad faith. The Insurance Companies' and the Underwriter's liability for Losses in the event of its (or their) breach of this Agreement shall be limited to that portion of Losses caused by its (or their) breach, and that party shall not be liable for that portion of Losses caused by breach of this Agreement by an Indemnified Party or from any act or omission by an Indemnified Party.

                  (3) The Insurance Companies and the Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified the Insurance Companies and the Underwriter in writing within a reasonable time after receiving the summons or other first legal process giving information of the nature of the claim against the Indemnified Party (a "Claim"). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Insurance Companies or the Underwriter of their obligations hereunder except to the extent that they have been prejudiced by the failure of the

                           Indemnified Party to give notice. In addition, any failure by the Indemnified Party to notify the Insurance Companies or the Underwriter of any Claim shall not relieve the Insurance Companies or the Underwriter from any liability which they may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any Claim is brought against the Indemnified Parties, the Insurance Companies and the Underwriter shall be entitled to participate, at their own expense, in the defense of the Claim. The Insurance Companies and the Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the Claim. After notice to the Indemnified Party of the Insurance Companies' and the Underwriter's election to assume a defense to a Claim, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and neither the Insurance Companies nor the Underwriter will be liable to the Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Party independently in connection with the defense of a Claim other than the reasonable costs of investigation.

13.      RECORDS

         The parties to this Agreement shall maintain such accounts, books and records and other documents as are required to be maintained under applicable laws and regulations and shall preserve such accounts, books and records, and other documents for the periods prescribed by such laws and regulations. Each party shall have the right to inspect and audit the accounts, books and records and other documents of the other party that pertain to the Variable Products during normal business hours upon reasonable written notice to the other party. Any party requesting such an audit shall bear the expense of the audit, including the reasonable costs (other than overhead costs or costs for time spent on audit-related matters by officers, directors, or employees of the other party) borne by the other party in connection with the audit.

14.      INVESTIGATIONS AND PROCEEDINGS

         The parties to this Agreement shall notify each other promptly of any insurance or securities regulatory investigation, administrative or judicial proceeding, or material complaint arising in connection with the offer or the sale of the Variable Products. The parties shall cooperate fully in the resolution of any insurance or securities investigation, administrative or judicial proceeding, or material complaint.

15.      TERM AND TERMINATION

         (a) TERM -- This Agreement shall be effective from the date hereof through December 31, 2002, which term shall automatically be extended for a period of three (3) years unless this Agreement is sooner terminated in accordance with the termination provisions in Section 15(b) of this Agreement.

         (b) TERMINATION -- No party hereto may terminate this Agreement except as expressly provided in this Section 15(b).

                  (1) The Insurance Companies and the Underwriter (as one party) or the Distributor may terminate this Agreement effective at the close of business on December 31, 2002 upon written notice delivered to the other party not less than 30 nor more than 60 days prior to such date, which notice shall specify that it is being given pursuant to this Section 15(b)(1).

                  (2) A party (the "Terminating Party") may terminate this Agreement for cause if:

                           (i) another party (the "Breaching Party") materially breaches this Agreement,

                           (ii) the Terminating Party has delivered to the Breaching Party a notice specifying the nature of the breach and that this notice is being given pursuant to this Section 15(b)(2), and

                           (iii) the Breaching Party has not cured the breach within 30 days after the delivery of the notice.

                  (3) A Terminating Party may terminate this Agreement immediately for cause:

                           (i) in the event of the voluntary institution by the Distributor of bankruptcy proceedings or the voluntary institution by an Insurance Company of insolvency or rehabilitation proceedings under any state insurance laws or regulations (each an "Insolvent Party"), or

                           (ii) in the event of a formal order or written finding by a court of competent jurisdiction that the Insolvent Party is bankrupt or insolvent, there is a degradation of the Insolvent Party's reputation that would materially impair the ability of the Insolvent Party to carry out its obligations under this Agreement, or

                           (iii) if the Commission institutes a formal cease and desist order or proceeding prohibiting the offer of the sale of the Variable Products or the operation of a Variable Account, or a governmental or regulatory authority of a state or other jurisdiction institutes a formal order or proceeding prohibiting the offer or the sale of the

                                    Variable Products or the operation of a
                                    Variable Account; PROVIDED, that this
                                    Agreement will be terminated only with
                                    respect to the particular state or
                                    jurisdiction issuing such order or
                                    proceeding, or

                           (iv) if the Commission, the NASD, or any other government authority or self-regulatory organization revokes or suspends the registration or license of the Distributor, or the Distributor's ability to do business is so materially impaired, in the reasonable view of the Insurance Companies or the Underwriter, that it could not perform its obligations under this Agreement, or

                           (v) if a state insurance commissioner suspends or revokes an Insurance Company's ability to do business or the Insurance Company's ability to do business is so materially impaired, in the reasonable view of the Distributor, that it could not perform its obligations under this Agreement.

         (c) SOLICITATION AFTER TERMINATION -- After termination of this Agreement for any reason, the Distributor and the Distributor Agency Affiliates agree that they will not take any action designed or calculated to result in the transfer, exchange or replacement of any Policy or Contract.

         (d) SURVIVAL -- The provisions of Sections 11, 12, 16, 19 and 20 (Representations and Warranties, Indemnification, Rights Upon Termination, Arbitration, and Confidentiality, respectively) shall survive the termination of this Agreement.

16.      RIGHTS UPON TERMINATION

         (a) In no event will any further compensation be paid to the Distributor should the Insurance Companies or the Underwriter terminate this Agreement for cause pursuant to Section 15(b)(2) or Section 15(b)(3).

         (b) As of the date of termination, the Insurance Companies shall have the right to set off against any monies they owe the Distributor any amounts owed by the Distributor to an Insurance Company. In the event that the amounts owed by the Distributor exceed the amounts owed by the Insurance Companies, the difference shall become immediately due and payable by the Distributor.

         (c) In the event that either party does not pay within 45 days after resolution of the net amount payable, then the net amount owed will accrue interest, compounded daily, at the fluctuating prime interest rate charged by The Chase Manhattan Bank, N.A., plus two percent (2%).

         (d) If the Insurance Companies and the Underwriter terminate this Agreement pursuant to Section 15(b)(1), the Insurance Companies shall continue to:

                  (1)      pay the Distributor the compensation set forth in
                           Schedule 6 to this Agreement; and

                  (2)      offer all of the Variable Products then identified on
                           Schedule 2 to this Agreement for a period of one (1) year from the date of termination of this Agreement, during which period of time (i) the Insurance Companies shall employ at least the same level of effort in offering and supporting the Variable Products as they did before the termination of this Agreement and (ii) the terms of this Agreement shall remain in full force and effect as though the Agreement had not been terminated. The parties further agree that such compensation shall only be based on the Variable Products that have not lapsed or been surrendered, due to 1035 exchanges or other means, whether such lapse or surrender occurred before or after the termination date.

         (e)      If the Distributor terminates this Agreement pursuant to
                  Section 15(b)(1), the Insurance Companies shall continue to pay the Distributor the compensation set forth in Schedule 6 to this Agreement. The parties further agree that such compensation shall only be based on the Variable Products that have not lapsed or been surrendered, due to 1035 exchanges or other means, whether such lapse or surrender occurred before or after the termination date.

17.      INDEPENDENT CONTRACTOR

         The Distributor shall act as an independent contractor in the performance of its duties and obligations under this Agreement and nothing herein contained shall constitute the Distributor, Broker-Dealers, Representatives or employees or officers of the Distributor or Broker-Dealers as employees of AFLIAC, FAFLIC or the Underwriter in connection with the distribution of the Variable Products.

18.      NOTICES

         Any notice required or permitted under this Agreement shall be delivered personally or sent by facsimile or by registered or certified mail, return receipt requested, with all postage prepaid:

         (a)      TO THE DISTRIBUTOR:

                    First Union Securities, Inc.
                    Attention:
                    Fax:

         (b)      TO THE INSURANCE COMPANIES:

                  First Allmerica Financial Life Insurance Company
                  Attention:
                  Fax:

         (c)      TO ALLMERICA INVESTMENTS, INC.:

                  Attention:
                  Fax:

         A party may change its address or fax number for the delivery of notices by delivering a written notice to the other party at its last specified address. All notices shall be effective upon delivery; PROVIDED that any notice sent by facsimile shall be deemed ineffective unless a copy of the notice is also delivered personally or sent by express courier or mail for delivery on the same or next business day.

19.      ARBITRATION

         Any dispute between the Distributor and an Insurance Company or between the Distributor and the Underwriter arising under or relating to this Agreement shall be settled by compulsory arbitration before a single arbitrator experienced in the insurance industry in accordance with the Commercial Arbitration Rules then in force of the American Arbitration Association. The arbitration shall take place in Charlotte, North Carolina unless some other location is mutually agreed upon by the parties in dispute. Each party shall bear its own costs and expenses in any such arbitration, except that the expenses of the arbitrators' services shall be divided equally between the Distributor and the other party to the dispute (either one or both of the Insurance Companies and/or the Underwriter).

20.      CONFIDENTIALITY

         (a) GENERALLY. Each party will hold the other party's Confidential Information (as defined below) in confidence and will safeguard it as provided herein. The party receiving Confidential Information will not, directly or indirectly, report, publish, distribute, disclose, or otherwise disseminate the Confidential Information, or any portion thereof, to any third party including its Affiliates, and will not use the Confidential Information, or any portion thereof, for the benefit of itself or any third party including its Affiliates or for any purpose, except only as necessary to perform its duties and exercise its rights hereunder, or as expressly authorized in writing by the party who owns such Confidential

                  Information. Disclosure of Confidential Information internally by a recipient will be limited to those of its and its Affiliates' officers, directors, employees, and agents on ab "need to know" basis who must have access to the Confidential Information to enable such party to perform its duties and exercise its rights hereunder. In order to safeguard the Confidential Information, each party shall (i) inform each recipient of the Confidential Information of the confidential nature thereof and of the requirements of this Agreement, (ii) direct such recipients to comply with the terms of this Agreement, and (iii) exercise any other precautions necessary to prevent any improper use or disclosure of Confidential Information.

         (b) DEFINITION. "Confidential Information" shall mean: (i) information regarding a party's or such party's Affiliates', financial condition, information systems, business operations, plans and strategies, products or services, customers and prospective customers, and marketing and distribution plans, methods and techniques; (ii) information that is marked "confidential", "proprietary" or in like words, or that is summarized in writing as being confidential prior to or promptly after disclosure to the other party; (iii) any and all related research; and (iv) any and all designs, ideas, concepts, and technology embodied therein. Confidential Information of the Distributor or its Affiliates that is to be kept confidential by the Insurance Companies shall also include: (v) any information regarding the pricing strategies of each Broker-Dealer; (vi) specific marketing and training materials of each Broker-Dealer; and (vii) any information of the Distributor or its Affiliates in any form whatsoever that is covered by a patent issued by the United States Patent and Trademark Office.

                  Information is not considered confidential or proprietary if such information: (1) is or becomes generally available to the public other than as a result of disclosure by the recipient;
                  (2) was available to or already known by the recipient on a non-confidential basis prior to its receipt from the party claiming confidentiality; (3) is developed by the recipient independently of any information or data acquired from the party claiming confidentiality; or (4) is, or is required to be, disclosed pursuant to a court order or the requirement of any federal or state regulatory, judicial, or government authority.

         (c) REMEDIES. Each party acknowledges and agrees that monetary damages would not be a sufficient or adequate remedy for a breach or anticipated breach of this Section and that, in addition to any other legal or equitable remedies which may be available, each party shall be entitled to specific performance and injunctive relief for any breach or anticipated breach of this Section.

         (d) SURVIVAL. The provisions of this Section shall survive the expiration or other termination of this Agreement.

21.      SEVERABILITY

         If any provision of this Agreement is held to be unenforceable or invalid, that provision shall be severed from this Agreement and the remainder of this Agreement shall remain in full force and effect.

22.      CHOICE OF LAW

         This Agreement and any disputes, actions or other proceedings arising under or relating to it shall be governed by law of the State of North Carolina without regard to its principles of conflicts of law.

23.      NO WAIVER

         No failure or delay on the part of any party hereto in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No waiver by any party of any provision of this Agreement, nor of any breach or default, shall be effective unless in writing and signed by the party against whom such waiver is to be enforced.

24.      AGREEMENT NON-ASSIGNABLE

         Any assignment of this Agreement in whole or in part by a party without the prior written consent of the other parties thereto shall be void and shall vest no rights in the assignee.

25.      SCHEDULES

         The Schedules to this Agreement are a part of this Agreement as if set forth in full herein. With the exception of Schedule 6, all other schedules attached to this agreement may be revised by the Insurance Companies and the Underwriter, subject to review by the Distributor.

26.      HEADINGS

         The headings herein are for the purpose of convenience only and have no legal force, meaning or effect.


27.      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements (other than on matters related to confidentiality), understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations and/or agreements between the parties in conjunction with the subject matter hereof except as set forth in this Agreement. This Agreement, including any Schedule hereto, may be amended or modified only by written instrument, executed by duly authorized officers of the parties.





IN WITNESS WHEREOF, the parties to this Agreement have caused it to be executed as of the date first above written.

FIRST UNION SECURITIES, INC.

By:
   --------------------------

Name:
     ------------------------

Title:
      -----------------------

Date:
     ------------------------

ALLMERICA FINANCIAL LIFE INSURANCE AND
ANNUITY COMPANY

By:
   --------------------------

Name:
     ------------------------

Title:
      -----------------------

Date:
     ------------------------

FIRST ALLMERICA FINANCIAL LIFE INSURANCE
COMPANY

By:
   --------------------------

Name:
     ------------------------

Title:
      -----------------------

Date:
     ------------------------

ALLMERICA INVESTMENTS, INC.

By:
   --------------------------

Name:
     ------------------------

Title:
      -----------------------

Date:
     ------------------------


                                   SCHEDULE 1
                          DISTRIBUTOR AGENCY AFFILIATES


                                  [TO BE ADDED]

                                   SCHEDULE 2
                                VARIABLE PRODUCTS

Product                             Policy/Certificate               Description
                                    Number

VARIABLE ANNUITY SURROGATE

                                   SCHEDULE 3
                          PRIVATE PLACEMENT GUIDELINES

The Insurance Companies rely on exemptions under the 1933 Act and the 1940 Act in the issuance of certain of their variable annuity contracts and variable life insurance policies. Reliance on these exemptions generally depends upon the number and identity of the purchasers, the number of securities offered, the size of the offering, the manner of the offering, and whether the securities are being purchased only for investment purposes (and not for the purpose of distributing or reselling them).

                                 SECTION 3(c)(7)

Section 3(c)(7) exempts from the registration requirements of the 1940 Act certain companies owned exclusively by an unlimited number of "qualified purchasers", as defined in amended Section 2(a)(51) of the 1940 Act. Section 2(a)(51) establishes asset tests for four categories of "qualified purchasers":
(1) a natural person who owns at least $5 million in investments; (2) a family investment vehicle that owns at least $5 million in investments; (3) a trust whose trustees and settlers are qualified persons, provided that the trust was not formed for the purpose of investing in the Section 3(c)(7) company; and (4) any other person who owns and invests on a discretionary basis, for itself or other qualified purchasers, at least $25 million in "investments."

In order to preserve their right to rely on Section 3(c)(7) of the 1940 Act, the Insurance Companies require, and the Distributor shall require, through any Sales Agreements entered into pursuant to Section 2(b) of this Agreement that each Broker-Dealer require each prospective purchaser to represent and warrant (in response to a questionnaire) that it owns sufficient "investment securities" (as defined in Rule 2a 51-1 under the 1940 Act) to meet the financial requirements and otherwise meet the requirements of the appropriate definition of "qualified purchaser" in Section 2(a)(51) of the 1940 Act.

In addition, if the Private Placement will be used by a corporation to assist it in funding its obligation to employees under a non-funded deferred compensation plan, the Insurance Companies therefore, will impose certain additional conditions on the purchase and will request additional information from the purchaser in order to insure compliance with Section 3(c)(7). These additional requirements also are designed to insure that the employer is and remains the sole beneficial owner of the Private Placement for purposes of the 1940 Act.

                                 SECTION 3(c)(1)

Certain of the Variable Accounts for the Private Placements are not registered under the 1940 Act in reliance on Section 3(c)(1) of the 1940 Act. Section 3(c)(1) exempts from the registration requirements of the 1940 Act certain companies who are issuers whose outstanding securities (other than short-term paper) are beneficially owned by not more than one hundred persons and which are not making and do not presently propose to make a public offering of their securities.

In order to preserve their right to rely on Section 3(c)(1) of the 1940 Act, the Insurance Companies require, and the Distributor shall require, through any Sales Agreements entered into pursuant to Section 2(b) of this Agreement that each Broker-Dealer require its Representatives to comply with the requirements of a non-public offering and monitor the number of prospective purchasers to whom offers of sales have been made.

                             REGULATION D - RULE 501

With respect to the Private Placements, each prospective purchaser must also be qualified as an "accredited investor" or otherwise be a "suitable investor," prior to offering the Private Placements to that prospective purchaser. An "accredited investor" is: (a) a natural person, (i) whose individual net worth, or joint net worth with the person's spouse, at the time of purchase exceeds $1,000,000; or (ii) who has had individual income in excess of $200,000 in each of the two (2) most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of such amounts in the current year; (b) a bank or savings and loan association, whether acting in an individual or fiduciary capacity; (c) a registered broker or dealer; (d) an insurance company; (e) a registered investment company; (f) a Small Business Investment Company; (g) any plan established by a state or municipal agency or government for the benefit of its employees, with total assets in excess of $5,000,000; (h) certain employee benefit plans (within the meaning of ERISA) with total assets in excess of $5,000,000; (i) a private business development company; (j) a charitable organization, corporation, business trust, any trust whose purchase is directed by a person with knowledge and experience in financial and business matters, or partnerships, not formed to acquire the securities offered, with total assets in excess of $5,000,000; or (k) an entity in which all of the equity owners are accredited investors.

Because resales of securities acquired in a private offering generally are prohibited (with the exception of offerings pursuant to Rule 144A of the 1933 Act, which expressly permits resales to certain institutional investors), Representatives must ensure that each prospective purchaser understands the long-term nature of the Private Placement investment, does not intend to resell the investment and is financially able to retain the securities purchased.

                                   SCHEDULE 4
                            AVAILABLE FUNDS AND FUND
                                   PORTFOLIOS

                                  [TO BE ADDED]

                                   SCHEDULE 5
                        STANDARD FORM OF SALES AGREEMENT


[The draft "Selling Group Agreement" funished by First Union Securities, Inc. is currently being reviewed by Allmerica Financial's Legal Department. Once the form has been agreed to, it will be set forth on this Schedule 5]

                                   SCHEDULE 6
                              COMPENSATION SCHEDULE


NOTE: This Scheudle has not yet been reviewed or approved by Allmerica's Actuary

Variable Annuity Surrogate -

SIMPLIFIED ISSUE CASES

Year     % of Premium
1-4      8.5%
5-10     4%
11+      2%; plus

100% of the Revenue Sharing paid by Investment Managers in excess of 15 basis points annually. Revenue Sharing means the fees received by Insurance Company from the Investment Managers under the respective participation agreements as reimbursement for administrative services performed by the Insurance Company. This amount will be calculated after each calendar year based on the aggregate amounts received from all Investment Managers using the average assets in the separate accounts underlying the product; plus 0.35% of all premiums written above $100 million dollars.

FULLY UNDERWRITTEN CASES

Year     % of Premium
1-5      8.5%
5-11     4%
11+      2%; plus

100% of the Revenue Sharing paid by Investment Managers in excess of 15 basis points annually. Revenue Sharing means the fees received by Insurance Company from the Investment Managers under the respective participation agreements as reimbursement for administrative services performed by the Insurance Company. This amount will be calculated after each calendar year based on the aggregate amounts received from all Investment Managers using the average assets in the separate accounts underlying the product; plus 0.35% of all premiums written above $100 million dollars.


For any Variable Product, the Insurance Company may elect from time to time to make advances of compensation to Distributor. Any such advance shall be deemed a loan, payable upon demand, and secured by a first lien (security interest) upon compensation payable by Insurance Company to Distributor, without the necessity of execution of any further document, and Insurance Company shall be entitled to set off any amounts owed to it by Distributor against any amounts owed to the Distributor by the Insurance Company.

                                   SCHEDULE 5
                            AVAILABLE FUNDS AND FUND
                                   PORTFOLIOS

                                  [TO BE ADDED]